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                                 VOTING AGREEMENT


  THIS VOTING AGREEMENT dated as of the 1st day of January, 1998, by and among Jack M. Benun ("Jack Benun") and Mark J. Benun ("Mark Benun"), and Happy Kids Inc., a New York corporation (the "Company").

                                 W I T N E S S E T H
                                 - - - - - - - - - -

  WHEREAS, Mark Benun is presently the record and beneficial owner of 1,162,500 shares of the Common Stock, $.01 par value, of the Company (the "Current Shares"); and

  WHEREAS, Mark Benun desires to irrevocably constitute and appoint Jack Benun as his lawful agent and proxy to vote all of the Current Shares, as well as any other shares of the Common Stock of the Company which Mark Benun is now or may hereafter become entitled to vote (all such shares, together with the Current Shares, being referred to herein collectively as the "Shares");

  NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

  1. With respect to the Shares, Mark Benun hereby irrevocably constitutes and appoints Jack Benun his true and lawful agent and proxy, with absolute discretion and authority to: (a) represent, vote, give consents and in all other ways to act in his place and stead, on any matter at any meeting of the shareholders (whether regular, general, special or otherwise) of the Company to the same extent as Mark Benun could if personally present at any such meeting, and (b) express consent or dissent to any and all corporate action in writing without a meeting on behalf of Mark Benun. In furtherance of the foregoing, Mark Benun shall execute an Irrevocable Proxy in the form attached hereto as Exhibit A (the "Irrevocable Proxy").
---------

  2. The Irrevocable Proxy provided for in this Agreement is a proxy only of the right of Mark Benun to vote for or against, or consent to or dissent from, matters submitted to a vote of shareholders, and does not and shall not be deemed to transfer, waive or otherwise limit any of the other rights or powers accruing to Mark Benun.

  3. The Irrevocable Proxy provided for in this Agreement is coupled with an interest.

  4. The Irrevocable Proxy provided for in this Agreement shall commence on the date hereof and terminate upon the death of Jack Benun.

  5. As used herein, the term "Shares" shall include any and all shares of the Common Stock of the Company which Mark Benun is now or may hereafter become entitled to vote, including, without limitation, the 2,131,250 shares of the Company's Common Stock to be
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acquired by Mark Benun pursuant to the terms of that certain Securities Purchase
Agreement dated as of January 1, 1998 entered into by and among Jack Benun, Mark Benun and the Company.

  6. Mark Benun hereby represents and warrants that he is the legal and beneficial owner of the Shares as to which he is currently entitled to vote and that he will be the legal and beneficial owner of those Shares as to which he hereafter obtains the right to vote, and the Company represents and warrants that its stock transfer records indicate and will indicate that Mark Benun is and will be the registered holder of such number of Shares.

  7. The parties hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments or documents as shall be necessary or desirable in order to carry out the intent and purposes of this Agreement, including, without limitation, the execution of any such documents required to be executed by the Company's stock transfer agent.

                                 * * * * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                                                HAPPY KIDS INC.



                                                By: /s/ Jack M. Benun
                                                   ----------------------------
                                                     Jack M. Benun, President


                                                /s/ Jack M. Benun
                                                -------------------------------
                                                Jack M. Benun

                                                /s/ Mark J. Benun
                                                -------------------------------
                                                Mark J. Benun

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                                   EXHIBIT A
                                   ---------

                               IRREVOCABLE PROXY

          The undersigned shareholder of Happy Kids Inc., a New York corporation (the "Company"), hereby irrevocably constitutes and appoints Jack M. Benun his true and lawful agent and proxy, with absolute discretion and authority to: (a) represent, vote, give consents and in all other ways to act in his place and stead, on any matter at any meeting of the shareholders (whether regular, general, special or otherwise) of the Company to the same extent as the undersigned could if personally present at any such meeting, and (b) express consent or dissent to any and all corporate action in writing without a meeting on behalf of the undersigned, with respect to all shares of the Common Stock of the Company which the undersigned is now or may hereafter become entitled to vote.

          This Irrevocable Proxy is issued under that certain Voting Agreement dated as of January 1, 1998 entered into by and among Jack M. Benun, Mark J. Benun and the Company, and shall terminate upon the death of Jack M. Benun.

Dated:  January 1, 1998
                                                /s/ Mark J. Benun
                                                -------------------------------
                                                Mark J. Benun

                                       3